EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Investments in hotel properties, net	$4,152,741	$4,160,563
Cash and cash equivalents	306,670	347,091
Restricted cash	165,262	144,014
Marketable securities	50,382	53,185
Accounts receivable, net of allowance of $586 and $690, respectively	59,740	44,629
Inventories	4,494	4,530
Investment in securities investment fund	—	50,890
Investment in Ashford Inc.	5,165	5,873
Investment in OpenKey	2,559	2,016
Deferred costs, net	2,834	2,846
Prepaid expenses	24,668	17,578
Derivative assets	1,884	3,614
Other assets	13,627	11,718
Intangible asset, net	10,032	10,061
Due from Ashford Prime OP, net	6	—
Due from related party, net	1,392	—
Due from AQUA U.S. Fund	2,579	—
Due from third-party hotel managers	18,583	13,348
Assets held for sale	—	19,588
Total assets	$4,822,618	$4,891,544

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$3,720,040	$3,723,559
Accounts payable and accrued expenses	156,388	126,986
Dividends payable	25,786	24,765
Unfavorable management contract liabilities	1,035	1,380
Due to Ashford Inc., net	15,750	15,716
Due to Ashford Prime OP, net	—	488
Due to related party, net	—	1,001
Due to third-party hotel managers	2,667	2,714
Intangible liabilities, net	16,106	16,195
Derivative liabilities, net	198	—
Other liabilities	17,439	16,548
Liabilities associated with assets held for sale	—	37,047
Total liabilities	3,955,409	3,966,399

Redeemable noncontrolling interests in operating partnership	111,273	132,768
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized -
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at March 31, 2017 and December 31, 2016	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at March 31, 2017 and December 31, 2016	95	95
Series F Cumulative Preferred Stock, 4,800,000 shares issued and outstanding at March 31, 2017 and December 31, 2016	48	48
Series G Cumulative Preferred Stock, 6,200,000 shares issued and outstanding at March 31, 2017 and December 31, 2016	62	62
Common stock, $0.01 par value, 200,000,000 shares authorized, 97,019,295 and 96,376,827 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	970	964
Additional paid-in capital	1,763,675	1,764,450
Accumulated deficit	(1,009,656)	(974,015)
Total shareholders’ equity of the Company	755,211	791,621
Noncontrolling interests in consolidated entities	725	756
Total equity	755,936	792,377
Total liabilities and equity	$4,822,618	$4,891,544

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
REVENUE
Rooms	$276,705	$290,615
Food and beverage	62,850	63,055
Other	13,766	13,709
Total hotel revenue	353,321	367,379
Other	388	393
Total revenue	353,709	367,772
EXPENSES
Hotel operating expenses
Rooms	59,873	63,102
Food and beverage	42,170	43,101
Other expenses	111,733	113,137
Management fees	12,826	13,695
Total hotel operating expenses	226,602	233,035
Property taxes, insurance and other	18,333	18,612
Depreciation and amortization	64,698	62,162
Impairment charges	—	(111)
Transaction costs	3	95
Advisory services fee:
Base advisory fee	8,716	8,540
Reimbursable expenses	1,522	1,463
Non-cash stock/unit-based compensation	403	900

Corporate, general and administrative:
Other general and administrative	5,170	1,673
Total operating expenses	325,447	326,369
OPERATING INCOME (LOSS)	28,262	41,403
Equity in earnings (loss) of unconsolidated entities	(763)	(3,585)
Interest income	208	63
Gain (loss) on sale of hotel properties	(83)	(114)
Other income (expense), net	(3,120)	(252)
Interest expense, net of premium amortization	(49,959)	(49,765)
Amortization of loan costs	(5,346)	(6,178)
Write-off of loan costs and exit fees	(54)	—
Unrealized gain (loss) on marketable securities	(3,346)	—
Unrealized gain (loss) on derivatives	1,418	6,918
INCOME (LOSS) BEFORE INCOME TAXES	(32,783)	(11,510)
Income tax benefit (expense)	846	(629)
NET INCOME (LOSS)	(31,937)	(12,139)
(Income) loss from consolidated entities attributable to noncontrolling interest	31	38
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	6,493	2,112
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(25,413)	(9,989)
Preferred dividends	(10,956)	(8,490)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(36,369)	$(18,479)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(0.39)	$(0.20)
Weighted average common shares outstanding – basic	94,840	94,136
Diluted:
Net income (loss) attributable to common stockholders	$(0.39)	$(0.20)
Weighted average common shares outstanding – diluted	94,840	94,136

Dividends declared per common share:	$0.12	$0.12

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